As filed with the Securities and Exchange Commission on March 12, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

USG CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	36-3329400
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 South Franklin
Chicago, Illinois 60606-4678
(312) 606-4000
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ellis A. Regenbogen
Associate General Counsel and Corporate Secretary
125 South Franklin Street
Chicago, Illinois 60606-4678
(312) 606-4000
(Names, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Timothy J. Melton
Jones Day
77 West Wacker
Chicago, Illinois 60601
(312) 269-4154

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

 
Amount to be Registered/Proposed Maximum Offering Price Per Unit/
Title of Shares To Be Registered	Proposed Maximum Aggregate Offering Price/Amount of Registration Fee

Common Stock ($0.10 par value)	(1)

Preferred Stock Purchase Rights	(2)
 

(1)	An indeterminate number of shares of common stock is being registered as may, from time to time, be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee for the securities offered by this prospectus.

(2)	Pursuant to the Rights Agreement dated December 21, 2006, one preferred stock purchase right is associated with each issued and outstanding share of common stock. No additional registration fee is payable in respect thereof.

PROSPECTUS

USG Corporation

Common Stock

We may offer for sale, from time to time, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “USG.”

Investing in our securities involves risks.  Please consider carefully the specific factors set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 12, 2007.

This prospectus incorporates important business information about us that is not included in or delivered with this prospectus but that is contained in documents that we file with the Securities and Exchange Commission, or SEC. You may obtain copies of these documents that are incorporated by reference into this prospectus, without charge, from the website maintained by the SEC at http://www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

You may also obtain copies of the incorporated documents from us, without charge, upon written or oral request to:

USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4678
Attn: Corporate Secretary
Telephone: (312) 606-4000

You should rely only on the information included in or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by us with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may, from time to time, sell any amount of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

In this prospectus, except as otherwise indicated or as the context otherwise requires, “USG,” “we,” “our,” “us” and the “company” refer to USG Corporation, a Delaware corporation. In the discussion of our business in this prospectus, “we,” “our” and “us” also refer to our subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents it incorporates by reference contain, and any prospectus supplement may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. When we use words like “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “will,” “should” or similar expressions, or the negative of these terms, or when we discuss our strategy or plans, we are making forward-looking statements.

Forward-looking statements are not guarantees of future results, levels of activity, performance or achievements. They involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions and factors include, among other things:

•	economic conditions, such as the levels of new home and other construction activity, employment levels, mortgage interest rates, housing affordability, currency exchange rates and consumer confidence;

•	competitive conditions, such as price and product competition;

•	shortages in raw materials;

•	increases in raw material, energy, transportation and employee benefit costs;

•	the loss of one or more major customers;

•	capacity constraints;

•	capital markets conditions and the availability of borrowings under our credit agreement;

•	the results of a review by the Congressional Joint Committee on Taxation relating to a tax refund we received relating to payments that we made in connection with our recently completed bankruptcy proceedings;

•	changes in laws or regulations, including environmental and safety regulations;

•	the effects of acts of terrorism or war upon domestic and international economies and financial markets;

•	acts of God; and

•	the other risk factors listed from time to time in documents and reports filed by us with the SEC.

These risks and uncertainties are discussed in more detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our annual report on Form 10-K for the fiscal year ended December 31, 2006 and in the other documents and reports filed by us with the SEC. You may obtain copies of these documents and reports as described under the heading “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.”

Other factors and assumptions not identified above were also involved in the making of the forward-looking statements. The failure of those assumptions to be realized, as well as other factors, may also cause actual results to differ materially from those projected. As a result, the trading price of our securities could decline and you could lose a part or all of your investment. We have no obligation and make no undertaking to update or revise any forward-looking information.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060. In addition, we post our filed documents on our website at http://www.usg.com. Except for the documents incorporated by reference into this prospectus, the information on our website is not part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in this prospectus unless the information incorporated by reference was filed after the date of this prospectus. We incorporate by reference:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2006;

•	our current reports on Form 8-K filed on February 20, 2007, February 27, 2007 and March 12, 2007; and

•	the description of our common stock contained in the registration statement on Form 8-A filed with the SEC on April 19, 1993.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities we are offering with this prospectus.

Any statement incorporated or deemed to be incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

We will provide to you a copy of any or all of the above filings that have been incorporated by reference into this prospectus, excluding exhibits to those filings, upon your request, at no cost. Any request may be made by writing or calling us at the following address or telephone number:

USG Corporation
125 South Franklin Street
Chicago, Illinois 60606-4678
Attn: Corporate Secretary
Telephone: (312) 606-4000

In addition, you may access all of the above filings on our website at http://www.usg.com.

USG CORPORATION

Through our subsidiaries, we are a leading manufacturer and distributor of building materials, producing a wide range of products for use in new residential, new nonresidential and repair and remodel construction as well as products used in certain industrial processes.

Our operations are organized into three segments:

•	North American Gypsum: North American Gypsum manufactures and markets gypsum and related products in the United States, Canada and Mexico and includes United States Gypsum Company, or U.S. Gypsum, in the United States, the gypsum business of CGC Inc., or CGC, in Canada and USG Mexico, S.A. de C.V., or USG Mexico, in Mexico. U.S. Gypsum is the largest manufacturer of gypsum wallboard in the United States and accounted for approximately 30% of total domestic gypsum wallboard sales in 2006. CGC is the largest manufacturer of gypsum wallboard in eastern Canada, and USG Mexico is the largest manufacturer of gypsum wallboard in Mexico.

•	Worldwide Ceilings: Worldwide Ceilings manufactures and markets interior systems products worldwide and includes USG Interiors, Inc., the international interiors systems business managed as USG International and the ceilings business of CGC. Worldwide Ceilings is a leading supplier of interior ceilings products used primarily in commercial applications. We estimate that it is the largest manufacturer of ceiling grid and the second-largest manufacturer/marketer of acoustical ceiling tile in the world.

•	Building Products Distribution: Building Products Distribution consists of L&W Supply Corporation, or L&W Supply, the leading specialty building products distribution business in the United States. In 2006, L&W Supply distributed approximately 12% of all gypsum wallboard sold in the United States, including approximately 32% of U.S. Gypsum’s wallboard production.

U.S. Gypsum was incorporated in 1901. USG was incorporated in Delaware on October 22, 1984. By a vote of stockholders on December 19, 1984, U.S. Gypsum became a wholly owned subsidiary of USG, and the stockholders of U.S. Gypsum became the stockholders of USG, all effective January 1, 1985.

Our principal executive offices are located at 125 South Franklin Street, Chicago, Illinois 60606-4678, and our telephone number is (312) 606-4000. We maintain an Internet website at http://www.usg.com. Except for the documents incorporated by reference in this prospectus as described under the heading “Incorporation by Reference of Certain Documents” above, the information and other content contained on our website are not incorporated by reference in this prospectus, and you should not consider them to be a part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in the prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds from a particular offering of securities will be described in the prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. Because this is a summary description, it does not contain all of the information that may be important to you. For a more detailed description of the common stock, you should refer to the provisions of our Restated Certificate of Incorporation and By-laws.

General

The total number of shares of capital stock that we have authority to issue is 236.0 million, consisting of 200.0 million shares of common stock, par value $0.10 per share, and 36.0 million shares of preferred stock, par value $1.00 per share. As of March 8, 2007, approximately 89.9 million shares of common stock were outstanding, and no shares of preferred stock were outstanding.

The issued and outstanding shares of common stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any preferred stock, if any, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefor at the times and in the amounts as our board of directors may from time to time determine. We have not paid a dividend on our common stock since the first quarter of 2001 and have no plans to do so in the foreseeable future. Our credit facilities prohibit us from paying a dividend on, or repurchasing, our stock if a default exists under the credit facilities. Further, in the event we enter into additional debt financing arrangements, our ability to pay cash dividends on our common stock is likely to be restricted under those documents.

Upon liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive pro rata the assets of the company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting. Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption rights or sinking fund provisions with respect to the common stock. There is no liability for further calls or for assessments by us.

Certain Provisions of the Restated Certificate of Incorporation and By-laws

Our Restated Certificate of Incorporation and By-laws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is supported by our board. The provisions may also render the removal of the current board more difficult.

Our Restated Certificate of Incorporation provides for three classes of directors, each of which is to be elected on a staggered basis for a term of three years. At present, the board is composed of 13 directors.

The affirmative vote or consent of at least 80% of the voting power of all of our stock entitled to vote in the election of directors is required to approve certain types of transactions with another beneficial owner of 5% or more of the outstanding shares of any class of our stock that is entitled to vote generally in the election of directors. The transactions include a merger or consolidation of us or any of our subsidiaries, sale of all or substantially all of our assets or any of our subsidiaries or the sale or lease of any assets (except assets having an aggregate fair market value of less than $10 million) in exchange for certain types of securities. Our board may render the super-majority voting requirements inapplicable by (1) approving a memorandum of understanding with the other corporation, person or entity with respect to such a transaction prior to the time that the corporation, person or entity becomes the beneficial owner of 5% or more of any class of voting stock or (2) approving such a transaction after the time that the greater than 5% holder acquires such beneficial ownership if a majority of the members of our board approving the transaction were duly elected and acting members of our board prior to the time that the other corporation, person or entity became a greater than 5% stockholder.

Any action to be taken at any annual or special meeting of our stockholders may only be taken without a meeting if a consent in writing is signed by the holders of at least 80% of the voting power entitled to vote with respect to that subject matter.

The provisions in our Restated Certificate of Incorporation described above may only be amended by 80% of the voting power entitled to vote in the election of directors.

Future Issuance of Preferred Stock

As of the date of this prospectus, there are no shares of preferred stock issued or outstanding. Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of common stock.

Certain Provisions of Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, the law prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, but excludes persons who acquire over 85% of our voting stock in a tender offer.

Shareholder’s Agreement with Berkshire Hathaway Inc.

In connection with our recently completed plan of reorganization, we conducted an offering in which we issued to stockholders as of June 30, 2006 the right to purchase, at $40.00 per share, one new share of our common stock for each share owned. This offering is referred to as the Rights Offering. The rights expired on July 27, 2006. In connection with the Rights Offering, Berkshire Hathaway Inc. agreed through a backstop commitment to purchase from us, at $40.00 per share, all of the shares of common stock offered pursuant to the Rights Offering that were not issued pursuant to the exercise of rights. On August 2, 2006, we issued 6.97 million shares of common stock to Berkshire Hathaway in accordance with the backstop agreement. These shares included 6.5 million shares underlying rights distributed to Berkshire Hathaway in connection with the shares it beneficially owned as of June 30, 2006 and 0.47 million shares underlying rights distributed to other stockholders that were not exercised in the Rights Offering. A total of 44.92 million shares of our common stock were distributed in connection with the Rights Offering, including the 6.97 million shares issued to Berkshire Hathaway.

In connection with the backstop commitment, we and Berkshire Hathaway entered into a shareholder’s agreement whereby Berkshire Hathaway agreed, among other things, that for a period of seven years following completion of the Rights Offering, except in limited circumstances, Berkshire Hathaway will not acquire beneficial ownership of our voting securities if, after giving effect to the acquisition, Berkshire Hathaway would own more than 40% of our voting securities on a fully diluted basis. Berkshire Hathaway further agreed that, during the seven-year period, it will not solicit proxies with respect to USG’s securities or submit a proposal or offer involving a merger, acquisition or other extraordinary transaction unless the proposal or offer (i) is requested by our board of directors or (ii) is made to our board of directors confidentially, is conditioned on approval by a majority of USG’s voting securities not owned by Berkshire Hathaway and a determination by our board of directors as to its fairness to stockholders and, if the proposed transaction is not a tender offer for all shares of our common stock or an offer for the entire company, is accompanied by an undertaking to offer to acquire all shares of our common stock outstanding after completion of the transaction at the same price per share as was paid in the transaction. The shareholder’s agreement also provides that, with certain exceptions, any new shares of common stock acquired by Berkshire Hathaway in excess of those owned on the date of the agreement (and shares distributed on those shares, including in the Rights Offering) will be voted proportionally with all voting shares.

Under the shareholder’s agreement, for the same seven-year period, we agreed to exempt Berkshire Hathaway from our existing or future stockholder rights plans to the extent that Berkshire Hathaway complies with the terms and conditions of the shareholder’s agreement. If there is a stockholder vote on a stockholder rights plan that does not contain this agreed exemption, Berkshire Hathaway may vote without restriction all the shares it holds in a stockholder vote to approve or disapprove the proposed stockholder rights plan. We also agreed that, after the seven-year standstill period ends, during the time that Berkshire Hathaway owns USG equity securities, Berkshire Hathaway will be exempted from any stockholder rights plan, except that our board of directors may adopt a stockholder rights plan that restricts Berkshire Hathaway from acquiring (although it may continue to hold) beneficial ownership of more than 50% of USG’s voting securities, on a fully diluted basis, other than pursuant to an offer to acquire all shares of our common stock that is open for at least 60 calendar days.

The parties also entered into a registration rights agreement whereby we granted Berkshire Hathaway registration rights with respect to its shares of our common stock.

Stockholders Rights Plan

On December 21, 2006, our board of directors approved the adoption of a new stockholders rights plan. Under the new plan, if any person or group acquires beneficial ownership of 15% or more of our then-outstanding voting stock, stockholders other than the 15% triggering stockholder will have the right to purchase additional shares of our common stock at half the market price, thereby diluting the triggering stockholder. The new plan also provides that, during the seven-year standstill period under the shareholder’s agreement described above, Berkshire Hathaway (and certain of its affiliates) will not trigger the rights so long as Berkshire Hathaway complies with the terms of the shareholder’s agreement and, following that seven-year standstill period, Berkshire Hathaway (and certain of its affiliates) will not trigger the rights unless Berkshire Hathaway and its affiliates acquire beneficial ownership of more than 50% of our voting stock on a fully diluted basis.

The rights issued pursuant to the new rights plan will expire on January 2, 2017. However, our board of directors has the power to accelerate or extend the expiration date of the rights. In addition, a board committee composed solely of independent directors will review the rights plan at least once every three years to determine whether to modify the plan in light of all relevant factors.

Limitations on Liability and Indemnification of Directors and Officers

Our Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. In addition, our By-laws and separate indemnification agreements provide that we must indemnify our directors and officers to the extent permitted by the Delaware General Corporation Law.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, Inc.

PLAN OF DISTRIBUTION

We may sell the offered securities (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL OPINIONS

Legal opinions relating to the securities being offered by this prospectus will be rendered by Jones Day, Chicago, Illinois.

EXPERTS

The financial statements, the related financial statement schedule and management’s report on the effectiveness of internal control over financial reporting, incorporated in this prospectus by reference from USG Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which report on the financial statements and financial statement schedule expresses an unqualified opinion and includes an explanatory paragraph referring to a change in the method of accounting for asset retirement obligations due to USG Corporation’s adoption of Financial Accounting Standards Board Interpretation No. 47, “Accounting for Conditional Asset Retirements” as of December 31, 2005, a change in the method of accounting for share-based compensation due to USG Corporation’s adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” as of January 1, 2006, and a change in the method of accounting for defined benefit pension and other postretirement plans due to USG Corporation’s adoption of Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is a statement of the estimated expenses (other than underwriting compensation) to be incurred by USG in connection with one or more distributions of an assumed aggregate amount of $1,000,000,000 of securities registered under this registration statement. The assumed amount has been used to demonstrate the expenses of offering and does not represent an estimate of the amount of securities that may be registered or distributed because such amount is unknown at this time.

Registration fee under the Securities Act of 1933, as amended	$		*

Printing and engraving		$20,000	**

Accounting and legal fees and expenses		$300,000	**

Listing fees		$70,000	**

Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses		$50,000	**

Total		$440,000	**

*	In accordance with Rule 456(b), and as set forth in footnote (1) to the “Calculation of Registration Fee” table on the front cover page of this registration statement, we are deferring payment of the registration fee for the securities offered by this prospectus.

**	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. All amounts are estimated.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law, as amended, or the DGCL, gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives a director or officer who successfully defends an action the right to be so indemnified and authorizes the corporation to buy directors’ and officers’ liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

Article VII of the registrant’s By-Laws provides that the registrant (1) shall indemnify every person who is or was a director or officer of the registrant or is or was serving at the registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (2) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the registrant or is or was serving at the registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner and subject to compliance with the applicable standards of conduct, provided by Section 145 of the DGCL as the same (or any substitute provision therefor) may be in effect from time to time. Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

The registrant has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 of the DGCL as discussed above and certain future potential liability of individual directors or officers incurred in their capacity as such which is not subject to indemnification.

The registrant has entered into Indemnification Agreements with each of its directors and officers. The Indemnification Agreements provide that the registrant shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 of the DGCL as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding occurred before or after the date of the Indemnification Agreements. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

Article Eleven of the registrant’s Restated Certificate of Incorporation eliminates the personal liability of the registrant’s directors to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (which addresses director liability for unlawful payment of a dividend or unlawful stock purchase or redemption) or (4) for any transaction from which the director derived an improper personal benefit.

ITEM 16.	EXHIBITS.

Exhibit
Number		Description of Document

3.1		Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K, dated June 16, 2006).
3.2		By-laws of USG Corporation (incorporated by reference to Exhibit 3.3 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
4.1		Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
*5	.1	Opinion of Jones Day as to the legality of the securities.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Jones Day (included in Exhibit 5.01).
*24	.1	Power of Attorney.

*	Filed herewith.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 12, 2007.

USG CORPORATION

By:	/s/ William C. Foote
William C. Foote
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William C. Foote William C. Foote	Chairman and Chief Executive Officer (Principal Executive Officer)	March 12, 2007

/s/ Richard H. Fleming Richard H. Fleming	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 12, 2007

/s/ D. Rick Lowes D. Rick Lowes	Vice President and Controller (Principal Accounting Officer)	March 12, 2007

* Jose Armario	Director	March 12, 2007

* Robert L. Barnett	Director	March 12, 2007

* Keith A. Brown	Director	March 12, 2007

* James C. Cotting	Director	March 12, 2007

* Lawrence M. Crutcher	Director	March 12, 2007

* W. Douglas Ford	Director	March 12, 2007

* David W. Fox	Director	March 12, 2007

* Valerie B. Jarrett	Director	March 12, 2007

* Steven F. Leer	Director	March 12, 2007

* Marvin E. Lesser	Director	March 12, 2007

Signature	Title	Date

* John B. Schwemm	Director	March 12, 2007

* Judith A. Sprieser	Director	March 12, 2007

*	The undersigned by signing his name hereunto has hereby signed this registration statement on behalf of the above-named officers and directors on March 12, 2007, pursuant to a power of attorney executed on behalf of each such officer and director and filed with the Securities and Exchange Commission as Exhibit 24.1 hereto.

By:	/s/ Richard S. Fleming
Richard H. Fleming
(Attorney-in-Fact)
March 12, 2007

EXHIBIT INDEX

Exhibit
Number		Description of Document

3.1		Restated Certificate of Incorporation of USG Corporation (incorporated by reference to Exhibit 3.01 to USG Corporation’s Current Report on Form 8-K, dated June 16, 2006).
3.2		By-laws of USG Corporation (incorporated by reference to Exhibit 3.3 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
4.1		Form of Common Stock certificate (incorporated by reference to Exhibit 4.1 to USG Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006).
*5	.1	Opinion of Jones Day as to the legality of the securities.
*23	.1	Consent of Deloitte & Touche LLP.
*23	.2	Consent of Jones Day (included in Exhibit 5.01).
*24	.1	Power of Attorney.

*	Filed herewith.